Exhibit 99.1

FOR IMMEDIATE RELEASE

Judy Blake

Hughes Network Systems, LLC

(301) 601-7330

jblake@hns.com

Hughes Communications, Inc. Announces Closing of 9.5% Senior Notes

Offering by its Subsidiaries, Hughes Network Systems, LLC and

HNS Finance Corp.

Germantown, Md., April 13, 2006—Hughes Communications, Inc. (OTCBB: HGCM) (HUGHES) today announced the consummation of the senior notes offering by its wholly owned subsidiaries, Hughes Network Systems, LLC (HNS) and HNS Finance Corp.(HNS Finance). HNS and HNS Finance issued $450.0 million aggregate principal amount of 9.5% senior notes due 2014 in a private placement offering. The notes are guaranteed on a senior unsecured basis by each of HNS’ current and future domestic subsidiaries that guarantee any of HNS’ indebtedness or indebtedness of other HNS subsidiary guarantors, including the indebtedness under HNS’ revolving credit facility.

As previously announced, the net proceeds of the offering were used to repay term loan borrowings under HNS’ credit facilities and for general corporate purposes. In connection with the offering, Hughes amended its $50.0 million revolving credit facility pursuant to an amendment and restatement of the credit agreement governing this credit facility.

Hughes has been an industry leader in satellite communications for over 30 years, from developing technology standards, to designing and manufacturing breakthrough products, to delivering unique, value-added services and solutions, capturing over 55 percent market share. Hughes has recently launched its new service brand, HughesNet™, encompassing all of Hughes’ broadband solutions and services—from managed services for corporations and government agencies to satellite-based ISP services for consumers and small businesses.

“This bond offering enables Hughes to continue in this great tradition,” said Pradman Kaul, chairman and CEO of Hughes. “With this financing, we will have the resources and flexibility needed to capitalize on our position as a market leader and become even more competitive as we look forward to launching our Spaceway™ satellite service in 2007.”

The notes were offered and sold in the United States only to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions to non-United States persons in reliance on Regulation S of the

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Securities Act. The offering of the notes was not registered under the Securities Act, and the notes may not be offered or sold within the United States, or to, or for the account or benefit of, any United States persons absent such registration or an applicable exemption from such registration requirement.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase any notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Hughes Communications, Inc.

Hughes Communications, Inc. (OTCBB:HGCM) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on the IPoS (IP over Satellite) global standard, approved by the TIA, ETSI, and ITU standards organizations. To date, Hughes has shipped more than 1 million systems to customers in over 100 countries.

Headquartered outside Washington, D.C., in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to plans and other future events relating to Hughes and its subsidiaries, including Hughes Network Systems, LLC. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, proposed, potential and similar words and terms. Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in the forward-looking statements. In particular, the forward-looking statements of Hughes are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the transactions referred to in this press release and the additional risk factors contained in Hughes’ registration statement on Form S-1 (File No. 333-130136) declared effective by the Securities and Exchange Commission. We assume no obligation to update or supplement our forward-looking statements.

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©2006 Hughes Network Systems, LLC. All Rights Reserved. HUGHES, HUGHESNET, and IPOS are trademarks of Hughes Network Systems, LLC.